UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 18, 2007
(Date of earliest event reported)
ADC Telecommunications, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-1424

Minnesota	41-0743912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
13625 Technology Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 938-8080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          In a press release issued on December 18, 2007, we announced a proposed offering of $200 million in aggregate principal amount of convertible subordinated notes due 2015 and $200 million in aggregate principal amount of convertible subordinated notes due 2017 (together, the “Notes”), subject to market conditions and other factors, plus up to $25 million in aggregate principal amount of additional convertible subordinated notes due 2015 and up to $25 million in aggregate principal amount of additional convertible subordinated notes due 2017 at the option of the underwriters to cover over-allotments. Among other risks described in the registration statement on Form S-3 filed with the Securities and Exchange Commission in respect of the offering of the Notes, the issuance of the Notes could have a dilutive effect on our earnings per share in the future. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release issued by ADC Telecommunications, Inc. dated December 18, 2007.

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.
By:	/s/ James G. Matthews
James G. Matthews
Vice President and Chief Financial Officer

Date: December 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by ADC Telecommunications, Inc. dated December 18, 2007.